UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GOLDEN DEVELOPING SOLUTIONS, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF GOLDEN DEVELOPING SOLUTIONS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Golden Developing Solutions, Inc.

4100 E Mississippi Ave, Suite 315

Denver, CO 80246

(855) 590-9949

INFORMATION STATEMENT

(Preliminary)

July 29, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Golden Developing Solutions, Inc.:

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.0001 par value per share (the “Common Stock”), of Golden Developing Solutions, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on July 17, 2019, the Company received two majority written consents in lieu of a special meeting of the holders of the Common Stock (the “Written Consents”), as permitted by the Company’s Amended and Restated Articles of Incorporation, as amended (the “Certificate”). Three members of the Board of Directors of the Company (the “Board”), Stavros Triant, David Lindauer, and Tyler Bartholomew (the “Majority Stockholders”), collectively hold 464,886,364 shares of Common Stock out of the 814,426,284 shares of Common Stock issued and outstanding, or approximately 57% of the issued and outstanding shares of Common Stock. Via the Written Consents, the Majority Stockholders authorized the following:

●	The granting of discretionary authority to the Board, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Certificate, to effect a reverse stock split at a ratio of a minimum of 1 to 5 and a maximum of 1 to 500, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”); and

●	The approval of an amendment to the Certificate increasing the number of shares of Common Stock the Company is authorized to issue from 975,000,000 to 4,000,000,000 as provided for herein (the “Increase in Authorized Shares”, and together with the Reverse Stock Split, the “Corporate Actions”).

On July 17, 2019, the Board approved the Corporate Actions and recommended to the Majority Stockholders that they approve the Corporate Actions. The Majority Stockholders approved the Corporate Actions via the Written Consents, in accordance with the Nevada Revised Statutes (the “NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Corporate Actions.

The Corporate Actions are more fully described in the accompanying Information Statement. The Written Consents were in accordance with the NRS, our Certificate and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Exchange Act, and the rules promulgated by the SEC thereunder.

THE REVERSE STOCK SPLIT AND INCREASE IN AUTHORIZED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT OR INCREASE IN AUTHORIZED SHARES NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We will mail the Notice of Corporate Actions by the Written Consents to the Stockholders on or about August __, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Corporate Actions.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Corporate Actions can become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Stock Split. In addition, the Corporate Actions will not become effective until we file an amendment to the Certificate with the Secretary of State of the State of Nevada after the twenty (20) calendar day period has elapsed. A form of the Amendment with regard to the Reverse Stock Split is attached to this Information Statement as Annex A. A form of the Amendment with regard to the Increase in Authorized Shares is attached to this Information Statement as Annex B.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the NRS.

By Order of the Board of Directors,

/s/ Stavros Triant
Stavros Triant
Chief Executive Officer and Chairman of the Board of the Directors
August __, 2019

INTRODUCTION

The NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of the Majority Stockholder Corporate Actions by Written Consent on or about August __, 2019.

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the Board of Golden Developing Solutions, Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders, which constitute a majority of the shares of Common Stock of the Company.

Voting

As of July 17, 2019, there were issued and outstanding (i) 814,426,284 shares of our Common Stock and (ii) 1 share of our Series A Preferred Stock entitled to 350,000,000 votes per share. Mr. Triant holds the 1 share of our Series A Preferred Stock outstanding and allowed the Company to only present this matter to the majority stockholders of our shares of Common Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Corporate Actions approved by the Board is 814,426,284 (the issued and outstanding shares of Common Stock). Pursuant to the NRS, at least a majority of the shares of Common Stock, or at least 407,213,143 votes, were required to approve the Corporate Actions by written consent. The Majority Stockholders, who hold in the aggregate 464,886,364 shares of Common Stock or approximately 57% of the shares of Common Stock of the Company, have voted in favor of the Reverse Stock Split, thereby satisfying the requirement under the NRS that at least a majority of the shares of Common Stock vote in favor of a corporate action by written consent.

The following table sets forth the names of the Majority Stockholders, the number of shares of Common Stock they each hold and voted in favor of the Corporate Actions, and the percentage of the issued and outstanding shares of Common Stock of the Company that voted in favor thereof based on 814,426,284 shares issued and outstanding.

Name of Majority Stockholders	Number of Shares of Common Stock	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Stavros Triant	320,000,000	320,000,000	39.29%
Tyler Bartholomew	72,443,182	72,443,182	39.29%
David Lindauer	72,443,182	72,443,182	39.29%
Total:	464,886,364	464,886,364	57.08%

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the Board and the Majority Stockholders.

ACTION I – APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME OR TIMES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO ADOPT AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF A MINIMUM OF 1 TO 5 AND A MAXIMUM OF 1 TO 500, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

The Reverse Stock Split will become effective on the date that we file the Certificate of Amendment to the Certificate of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

NOT LESS THAN 1 FOR 5 BUT NOT MORE THAN 1 FOR 500 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent not less than 1 for 5 but not more than 1 for 500 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, every 5 shares at a minimum or every 500 shares at a maximum, of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 814,426,284 shares as of July 17, 2019 to approximately 162,885,257 shares in the event of a 1-for-5 reverse stock split and approximately 1,628,852 in the event of a 1-for-500 reverse stock split (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment. Although the foregoing effect is mitigated somewhat by the reduction in the number of authorized shares of Common Stock described below, the number of shares of Common Stock remaining available for issuance is still greater than prior to the Reverse Stock Split because we are not reducing the total number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

1-for-5

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
4,000,000,000	162,885,257	3,837,114,743

Post-Reverse Stock Split

1-for-20

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
4,000,000,000	40,721,315	3,959,278,685

Post-Reverse Stock Split

1-for-500

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
4,000,000,000	1,628,852	3,998,371,148

If the Reverse Stock Split is between the two numbers (1-for-5 and 1-for-500) in the table above, the number of outstanding shares will be proportionately reduced.

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Following the Reverse Stock split, there will be approximately 3,837,114,743 additional shares in the event of a 1-for-5 reverse stock split and 3,998,371,148 in the event of a 1-for-500 reverse stock split (depending on the number of fractional shares that are issued) additional shares of Common Stock available for issuance by the Board, without further shareholder approval, for stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock.

CUSIP NUMBER

As a result of the Reverse Stock Split, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Common Stock will continue to be quoted on the OTC Markets, subject to compliance with OTC Pink Marketplace listing standards.

NO DISSENTERS’ RIGHTS

Under the NRS, the Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Stockholders with any such right.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing the Amendment to the Certificate with the Secretary of State of the State of Nevada. The Reverse Stock Split will become effective at the time specified in the Amendment, which will most likely be immediately after the filing of the Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1-for-500 shares of the Common Stock after the Reverse Stock Split.

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under the NRS, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

ACTION II – APPROVAL OF AN AMENDMENT TO THE CERTIFICATE INCREASING THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 975,000,000 TO 4,000,000,000 AS PROVIDED FOR HEREIN

The Majority Stockholders believe that it is advisable and in the best interests of the Company and its shareholders to effect an Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

The Increase in Authorized Shares, substantially in the form attached hereto as Annex B, will be effected by filing a Certificate of Amendment to the Certificate with the Secretary of State of Nevada which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

EFFECTS OF AMENDMENT

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	814,426,284	814,426,284
Authorized	975,000,000	4,000,000,000

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE INCREASE IN AUTHORIZED SHARES

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Certificate is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 17, 2019, we had outstanding 814,426,284 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of July 17, 2019 by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

●	each of our current directors;

●	each of our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 4100 E Mississippi Ave, Suite 315, Denver, CO 80246, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address of Beneficial Owner	Common stock Owned Beneficially	Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Stavros Triant (1)	320,000,000	39.29%	1	100%
Vince Trapasso	—	—	—	—
John Sosville	—	—	—	—
David Lindauer	72,443,182	8.89%	—	—
Tyler Bartholomew	72,443,182	8.89%	—	—
Cyrus Rauofpur	—	—	—	—
Nick Kazerouni	—	—	—	—

All directors and officers as a group (7 persons)	464,886,364	57.07%	1	100%

5% or greater shareholders
Nathan Weinberg (2)	117,458,479	13.85%	—	—

* Less than 1%

(1)	Shares owned by Filakos Capital Investments, LLC, an entity over which Mr. Stavros has voting and investment control.
(2)	Includes 83,560,174 shares of Common Stock and options to purchase 33,898,305 shares of Common Stock which are currently exercisable.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the Commission by the Company, is incorporated herein by reference:

●	The Company’s Registration Statement on Form 10-12/A filed with the SEC on July 2, 2019;

You may request a copy of these filings, at no cost, by writing Golden Developing Solutions, Inc., 4100 E Mississippi Ave, Suite 315, Denver, CO 80246 or telephoning the Company at (855) 590-9949. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 4100 E Mississippi Ave, Suite 315, Denver, CO 80246 or telephoning the Company at (855) 590-9949.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Stavros Triant
Stavris Triant
Chief Executive Officer and Chairman of the Board of the Directors

Dated: August __, 2019

Annex A

FORM OF CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF GOLDEN DEVELOPING SOLUTIONS, INC., AS AMENDED

1.	Name of corporation:

Golden Developing Solutions, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Section 4 Capital Stock:

The total number of shares of all classes of stock, which the corporation shall have authority to issue is two billion (2,000,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”), and thirty five million (35,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”) shall remain the same.

Effective at 12:01 a.m. on [         ], 201[  ] (the “Effective Time”), every [   ] shares of common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of common stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of common stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock. No certificates representing fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of New Common Stock to round up to the next whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 57.0%

4.	Effective date of filing (optional):

5.	Officer Signature (Required):

Stavros Triant, Chief Executive Officer

A-1

Annex B

FORM OF CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF GOLDEN DEVELOPING SOLUTIONS, INC., AS AMENDED

1.	Name of the Corporation:

Golden Developing Solutions, Inc. (the “Corporation”)

2.	The articles have been amended as follows (provide article numbers, if available):

Section 4 Capital Stock:

The total number of shares of all classes of stock, which the corporation shall have authority to issue is four billion (4,000,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”), and thirty five million (35,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”) shall remain the same.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 57.0%

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Stavros Triant, Chief Executive Officer

B-1